[VENTAS LOGO]
Ventas, Inc.  4360 Brownsboro Road   Suite 115   Louisville, Kentucky 40207-1642
                       (502) 357.9000   (502) 357.9001 Fax

                                        Contacts: Debra A. Cafaro
                                                  Chairman, President and CEO
                                                          or
                                                  Richard A. Schweinhart
                                                  Senior Vice President and CFO
                                                  (502) 357-9000


        VENTAS COMPLETES SALE OF 16 SKILLED NURSING FACILITIES TO KINDRED
                             ----------------------
        Company Raises 2003 FFO Guidance and Reaffirms 2004 FFO Guidance

LOUISVILLE, KY (July 1, 2003) - Ventas, Inc. (NYSE:VTR) ("Ventas" or the "Company") said today it has completed the previously announced sale of 16 skilled nursing facilities in Florida and Texas to its primary tenant, Kindred Healthcare, Inc. (Nasdaq:KIND) ("Kindred"), which had been leasing those properties from Ventas.

     "The successful completion of this transaction benefits both Ventas and Kindred by enabling them to exit the skilled nursing facility market in Florida in a mutually beneficial and cooperative manner," Ventas Chairman, President and CEO Debra A. Cafaro said. "We are delighted with the outcome of this matter."

     Under terms of the transaction, Kindred purchased the 16 skilled nursing facilities, including 15 properties in Florida and one property in Texas, for $59.7 million in cash proceeds. In addition, Kindred paid the Company a $4.1 million lease termination fee. Ventas used the net proceeds to repay in full all unpaid amounts under the Company's settlement agreement with the Department of Justice (the "United States Settlement"). The remaining net proceeds were used to reduce the Company's debt balances.

     The Company expects its 2003 second quarter Funds From Operations ("FFO") to increase from the transaction by $4.8 million of additional revenue. This increase in FFO will be offset by a $2.7 million expense relating to the early repayment of the United States Settlement that will be reflected as the United States Settlement interest expense on the Company's 2003 second quarter statement of operations. As required by accounting principles generally accepted in the United States ("GAAP"), the United States Settlement has been, since inception, reported on the Company's balance sheet at an amount that is less than the actual unpaid principal amount under the United States Settlement because the 6% interest rate payable was deemed "below market" at the time of the settlement. The $2.7 million interest expense reflects the difference between the total amount paid by the Company in final repayment of the United States Settlement and the amount of the United States Settlement reflected on the Company's balance sheet on the date of final repayment. The early repayment of the United States Settlement is expected to result in total interest savings to the Company of $2.0 million in the third and fourth quarters of 2003, and total increased cash flow during these quarters of $8.0 million.

     The transactions are expected to have a total net positive impact on second quarter FFO of approximately $2.1 million (the $4.8 million additional revenue offset by the $2.7 million United States Settlement interest expense) or $0.03 per diluted share. Second quarter normalized FFO is expected to be approximately $0.38 to $0.39 per diluted share.

Ventas Completes Sale of 16 Skilled Nursing Facilities to Kindred
Page 2
July 1, 2003
--------------------------------------------------------------------------------


     Ventas will record a book loss of approximately $5.0 million in its full year 2003 earnings as a result of the sale of the 16 properties to Kindred. This loss will have no impact on second quarter or full year 2003 FFO in accordance with the NAREIT definition of FFO.

     Under a separate agreement that also closed today, Ventas and Kindred amended the Master Leases between the two companies to increase rent on certain facilities under those Master Leases by $8.6 million per year on an annualized basis (May 1, 2003-April 30, 2004), for approximately seven years. This amount will escalate 3.5% annually in accordance with the Master Leases. In addition, the Master Leases were amended to: (1) provide that all annual escalators under the Master Leases will be in cash at all times and (2) expand certain cooperation and information sharing provisions of the Master Leases.

2003 NORMALIZED FFO GUIDANCE RAISED; 2004 NORMALIZED FFO GUIDANCE REAFFIRMED

     Ventas expects its 2003 normalized FFO to increase to between $1.50 and $1.52 per diluted share, up from its previous guidance of $1.48-$1.50. The increase is due to the Company's decision regarding its use of proceeds from the Florida and Texas property disposition and its expectation that general and administrative expenses should stabilize through the third and fourth quarters of 2003. The Company also reaffirmed that it expects 2004 normalized FFO to be between $1.55 and $1.57 per diluted share.

     The Company's FFO guidance (and related GAAP earnings projections) for 2003 and 2004 exclude gains and losses on the sale of assets, the non-cash effect of swap ineffectiveness under SFAS 133 and the impact of acquisitions, additional divestitures and other capital transactions. Reconciliation of the FFO guidance to the Company's projected GAAP earnings is provided on a schedule at the conclusion of this press release. The Company may from time to time update its publicly announced FFO guidance, but it is not obligated to do so.

     The Company's FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If any of these assumptions vary, the Company's results may change. There can be no assurance that the Company will achieve these results.

     Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 204 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas, Inc.'s ("Ventas" or the "Company") and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

Ventas Completes Sale of 16 Skilled Nursing Facilities to Kindred
Page 3
July 1, 2003
--------------------------------------------------------------------------------


     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. ("Kindred") and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred ("Kindred Common Stock"), (n) final determination of the Company's taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (q) the value of the Company's Kindred Common Stock and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

Ventas Completes Sale of 16 Skilled Nursing Facilities to Kindred
Page 4
July 1, 2003
--------------------------------------------------------------------------------


Projected FFO for the quarter ended June 30, 2003 and for the years ended December 31, 2003 and 2004:

                                                   Quarters ending                               Years ending December 31,
                                      ----------------------------------------        ---------------------------------------------
                                            June 30,              March 31,
                                        2003 Projection          2003 Actual            2003 Projection          2004 Projection
                                      --------------------     ---------------        -------------------      --------------------
Net income ........................... $0.18   -   $0.19           $0.47               $1.17   -   $1.19         $1.08  -    $1.10
Adjustments:
  Depreciation on real estate assets..  0.13   -    0.13            0.14                0.52   -    0.52          0.47  -     0.47
  Realized loss on sale of real estate
    assets ...........................  0.07   -    0.07            --                  0.07   -    0.07            --  -       --
                                      --------    --------     ---------------        --------    -------      --------    --------
FFO .................................. $0.38   -   $0.39           $0.61               $1.76   -   $1.78         $1.55  -    $1.57

Adjustments:
  Reversal of contingent liability....    --   -      --           (0.26)              (0.26)  -   (0.26)           --  -       --
                                      --------    --------     ---------------        --------    -------      --------    --------
Normalized FFO ....................... $0.38   -   $0.39           $0.35               $1.50   -   $1.52         $1.55  -    $1.57
                                      ========    ========     ===============        ========    =======      ========    ========


     Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT and uses the National Association of Real Estate Investment Trusts ("NAREIT") definition of FFO. NAREIT defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

                                     - END -